NEWS BULLETIN                                           NN, Inc.
                                             RE:        2000 Waters Edge Drive
           FROM:                                        Johnson City, TN  37604
THE FINANCIAL RELATIONS BOARD                           Nasdaq:  NNBR
     BSMG WORLDWIDE
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FOR FURTHER INFORMATION:
AT THE COMPANY:                                  AT THE FINANCIAL RELATIONS BOARD:
---------------                                  ---------------------------------
Will Kelly                                       Kerry Thalheim     Susan Garland
Treasurer & Manager of Investor Relations    (General info)     (Analyst info)
(423) 743-9151                                   212-445-8437       212-445-8458

FOR IMMEDIATE RELEASE
September 5, 2001

                 NN, INC. CEO RODERICK R. BATY NAMED CHAIRMAN

Johnson City, Tenn - September 5, 2001 - NN, Inc. (Nasdaq: NNBR) announced today that its Board of Directors has named Roderick (Rock) R. Baty, 47, as
Chairman, effective immediately.  Mr. Baty has served as the President and
Chief Executive Officer of NN since 1997 and will continue in this capacity.
Mr. Baty replaces Richard D. Ennen, 73, who as served as the Chairman of the
Board for the past 21 years.

NN expressed its gratitude to Mr. Ennen, one of the original founders of the company.  "Dick's leadership has been invaluable to the company's success.
We are truly grateful to him," added Mr. Baty.  Mr. Ennen will continue to serve on NN's Board.

Messrs. G. Ronald Morris and Michael E. Warner, who joined the Board of
Directors in 1994 and 1995, respectively, stated, "Rock has a long record of successful leadership at NN and this appointment reflects the Board's confidence in the management team to continue to successfully implement the
Company's long term growth plan."

NN, Inc. is an independent manufacturer and supplier of high quality, precision bearing components to both domestic and international anti-friction bearing manufacturers and had sales of US $132 million in 2000.

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